Exhibit 19.1


  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report

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  Collection Period                                                                                                  November, 2002
  Distribution Date                                                                                                      12/16/2002
  Transaction Month                                                                                                              11

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $5,999,999,848.25              367,333
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $725,000,000.00         1.820%                  October 15, 2002
   Class A-2 A Notes                                                550,000,000.00         2.390%                      May 15, 2004
   Class A-2 B Notes                                              1,550,000,000.00         1.841%                      May 15, 2004
   Class A-3 A Notes                                                325,000,000.00         3.620%                  January 15, 2006
   Class A-3 B Notes                                              1,740,000,000.00         1.861%                  January 15, 2006
   Class A-4 Notes                                                  606,480,000.00         4.360%                September 15, 2006
   Class B Notes                                                    173,570,000.00         4.790%                 November 15, 2006
   Class C Notes                                                    115,716,000.00         5.430%                  January 15, 2007
   Class D Certificates                                             115,716,000.00         6.000%                     June 15, 2008
                                                                    --------------
      Total                                                      $5,901,482,000.00


  II. COLLECTIONS
  ---------------

  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $19,444,038.01                $2,634.42          $19,446,672.43
  Repurchased Loan Proceeds Related to Interest                          34,829.53                     0.00               34,829.53
                                                                         ---------                     ----               ---------
      Total                                                         $19,478,867.54                $2,634.42          $19,481,501.96

  Servicer Advances:
  Principal Advances                                                         $0.00                $5,059.41               $5,059.41
  Interest Advances                                                   5,066,800.37                   733.16            5,067,533.53
                                                                      ------------                   ------            ------------
      Total                                                          $5,066,800.37                $5,792.57           $5,072,592.94

  Principal:
  Principal Collections                                             $93,922,750.09               $51,918.40          $93,974,668.49
  Prepayments in Full                                                49,319,715.24                 4,272.85           49,323,988.09
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      1,607,018.71                     0.00            1,607,018.71
  Payahead Draws                                                              0.00                 6,696.76                6,696.76
                                                                              ----                 --------                --------
      Total                                                        $144,849,484.04               $62,888.01         $144,912,372.05

  Liquidation Proceeds                                                                                                $3,558,659.13
  Recoveries from Prior Month Charge-Offs                                                                                 70,669.96
                                                                                                                          ---------
      Total Principal Collections                                                                                   $148,541,701.14

  Principal Losses for Collection Period                                                                              $8,709,204.19
  Total Regular Principal Reduction                                                                                 $153,626,635.65

  Total Collections                                                                                                 $173,095,796.04

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $173,095,796.04
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt                                                                                                             0.00
                                                                                                                               ----
      Total                                                                                                         $173,095,796.04



                                     Page 1


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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                  November, 2002
  Distribution Date                                                                                                      12/16/2002
  Transaction Month                                                                                                              11

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $3,507,497.39        $3,507,497.39                $0.00
   Amount per $1,000 of Original Balance               0.59                 0.59                 0.00

Net Swap Payment                              $3,361,958.03

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                            $0.00                $0.00               $0.00                $0.00               $0.00
   Class A2 A Notes                     512,512.54           512,512.54                0.00                 0.00                0.00
   Class A2 B Notes                     925,005.69           925,005.69                0.00                 0.00                0.00
   Class A3 A Notes                     980,416.67           980,416.67                0.00                 0.00                0.00
   Class A3 B Notes                   2,249,372.92         2,249,372.92                0.00                 0.00                0.00
   Class A4 Notes                     2,203,544.00         2,203,544.00                0.00                 0.00                0.00
   Class B Notes                        692,833.58           692,833.58                0.00                 0.00                0.00
   Class C Notes                        523,614.90           523,614.90                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $8,087,300.30        $8,087,300.30               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class D Certificates                $578,580.00          $578,580.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----               -----

  Total Note and Cert. Interest:     $8,665,880.30        $8,665,880.30               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $157,560,460.32

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Third Priority Distribution Amount        19,363,434.94
   Regular Principal Distribution Amount    126,269,409.50
                                            --------------
      Principal Distribution Amount        $145,632,844.44

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 A Notes                                       38,141,935.45
   Class A2 B Notes                                      107,490,908.99
   Class A3 A Notes                                                0.00
   Class A3 B Notes                                                0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $145,632,844.44

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:            $145,632,844.44

  Collections Released to Servicer                       $11,927,615.88

  Total Available for Distribution         $173,095,796.04
  Total Distribution (incl. Servicing Fee) $173,095,796.04


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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                  November, 2002
  Distribution Date                                                                                                      12/16/2002
  Transaction Month                                                                                                              11

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 A Notes                                              69.35                    0.93                    70.28
  Class A2 B Notes                                              69.35                    0.60                    69.95
  Class A3 A Notes                                               0.00                    3.02                     3.02
  Class A3 B Notes                                               0.00                    1.29                     1.29
  Class A4 Notes                                                 0.00                    3.63                     3.63
  Class B Notes                                                  0.00                    3.99                     3.99
  Class C Notes                                                  0.00                    4.53                     4.53
                                                                 ----                    ----                     ----
      Total Notes                                              $25.17                   $1.40                   $26.57

  Class D Certificates                                          $0.00                   $5.00                    $5.00
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $24.68                   $1.47                   $26.15

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $3,943,292,892.65       0.6815507                $3,797,660,048.21       0.6563798
  Class A1 Notes                                        0.00       0.0000000                             0.00       0.0000000
  Class A2 A Notes                            257,328,471.89       0.4678699                   219,186,536.44       0.3985210
  Class A2 B Notes                            725,198,420.76       0.4678699                   617,707,511.77       0.3985210
  Class A3 A Notes                            325,000,000.00       1.0000000                   325,000,000.00       1.0000000
  Class A3 B Notes                          1,740,000,000.00       1.0000000                 1,740,000,000.00       1.0000000
  Class A4 Notes                              606,480,000.00       1.0000000                   606,480,000.00       1.0000000
  Class B Notes                               173,570,000.00       1.0000000                   173,570,000.00       1.0000000
  Class C Notes                               115,716,000.00       1.0000000                   115,716,000.00       1.0000000
  Class D Certificates                        115,716,000.00       1.0000000                   115,716,000.00       1.0000000
                                              --------------       ---------                   --------------       ---------
     Total                                 $4,059,008,892.65       0.6877948                $3,913,376,048.21       0.6631175

  Portfolio Information
  Weighted Average Coupon (WAC)                         6.99%                                           6.99%
  Weighted Average Remaining Maturity (WAM)             42.49                                           41.63
  Remaining Number of Receivables                     290,713                                         284,438
  Portfolio Receivable Balance              $4,208,996,865.65                               $4,055,340,874.13

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $10,553,409.50
  Specified Credit Enhancement Amount                                                                        $40,553,408.74
  Yield Supplement Overcollateralization Amount                                                             $131,411,416.42
  Target Level of Overcollateralization                                                                     $141,964,825.92

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $29,999,999.24
  Specified Reserve Account Balance                                                                           29,999,999.24
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             29,999,999.24
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $29,999,999.24
  Change in Reserve Account Balance                                                                                   $0.00

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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                  November, 2002
  Distribution Date                                                                                                      12/16/2002
  Transaction Month                                                                                                              11


  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $3,558,659.13
  Recoveries from Prior Month Charge-Offs                                                                                $70,669.96
  Total Principal Losses for Collection Period                                                                        $8,709,204.19
  Charge-off Rate for Collection Period (annualized)                                                                          1.45%
  Cumulative Net Losses for all Periods                                                                              $27,047,866.57


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         4,600                $67,267,531.77
  61-90 Days Delinquent                                                                           751                $10,975,117.91
  91-120 Days Delinquent                                                                          257                 $4,084,444.23
  Over 120 Days Delinquent                                                                        271                 $4,174,232.06

  Repossesion Inventory                                                                           632                $10,203,382.39


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.9135%
  Preceding Collection Period                                                                                               1.4052%
  Current Collection Period                                                                                                 1.4752%
  Three Month Average                                                                                                       1.2646%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.4243%
  Preceding Collection Period                                                                                               0.4135%
  Current Collection Period                                                                                                 0.4497%
  Three Month Average                                                                                                       0.4291%



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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                  November, 2002
  Distribution Date                                                                                                      12/16/2002
  Transaction Month                                                                                                              11

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                          $13,566,243.18                    $36,593.84
  New Advances                                                                           5,028,723.97                      5,792.57
  Servicer Advance Recoveries                                                            3,772,298.73                      6,382.18
                                                                                         ------------                      --------
  Ending Servicer Advances                                                             $14,822,668.42                    $36,004.23

  Current Month Interest Advances for Prepaid Loans                                        $38,076.40                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                      $9,693.99
  Additional Payaheads                                                                                                     9,481.63
  Payahead Draws                                                                                                          11,148.48
                                                                                                                          ---------
  Ending Payahead Account Balance                                                                                         $8,027.14



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